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                                                                     EXHIBIT D-3

                              PUC DOCKET NO. 21956


APPLICATION OF RELIANT ENERGY     )                PUBLIC UTILITY COMMISSION
INCORPORATED FOR APPROVAL OF      )
ITS BUSINESS SEPARATION PLAN      )                        OF TEXAS


                     APPLICANT RELIANT ENERGY INCORPORATED'S
                           SECOND MOTION FOR REHEARING


         Applicant Reliant Energy Incorporated ("Reliant Energy") files its Second Motion for Rehearing in response to the Order on Rehearing issued in this docket on May 29, 2001.

         1. In the Order on Rehearing, the Commission made the following Finding of Fact No. 33 with respect to Reliant Energy's Business Separation Plan:

         During the November 8, 2000 hearing, Mr. Stephen C. Schaeffer, Senior Vice-President, Regulation, testified that Reliant would refund any excess market value of generation assets over the book value of the asset. Mr. Schaeffer stated that Reliant's position was that PURA only allowed a company to recover the book value of a generation asset if a company has engaged in mitigation. The Commission grants the waivers and authorizations set forth in findings of fact 34 through 39, in part, based upon Mr. Schaeffer's promise to refund any excess market value of generation assets over the book value of the asset.

This finding of fact is factually erroneous and unnecessary to resolve any issue in this proceeding.

         2. As Reliant Energy explained in its April 30, 2001 Motion for Rehearing in this docket, the language in Finding of Fact No. 33 does not accurately reflect the comments that Mr. Schaeffer made during the November 8, 2000 hearing. Mr. Schaeffer's discussion assumed that statutory mitigation would continue and that no excess mitigation credits would be imposed before the 2004 true-up. It was under those circumstances that Mr. Schaeffer discussed a true-up in 2004 limited to book value. However, the Commission has now ordered Reliant Energy to reverse statutory mitigation efforts and has ordered a true-up in 2001 through excess mitigation


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credits. In doing so, the Commission rejected Reliant Energy's proposal. Thus,
Finding of Fact No. 33 is inaccurate and misleading.

         3. Nor is Finding of Fact No. 33 relevant to resolve any disputed issue in Docket No. 21956. After Reliant Energy pointed out in its Motion for Rehearing that the disputed finding of fact does not address any issue set forth in the Decision Point List or discussed in the Business Separation Plan, the Commission added the following language to Finding of Fact No. 33:

         The Commission grants the waivers and authorizations set forth in findings of fact 34 through 39, in part, based upon Mr. Schaeffer's promise to refund any excess market value of generation assets over the book value of the asset.

Docket No. 21956, Order on Rehearing at 11. In fact, Findings of Fact 34 through 39 address undisputed items. Therefore, there is no basis for the Commission to rely on any purported commitment by Mr. Schaeffer in approving those findings. The added language compounds the erroneous nature of the original finding.

         4. For these reasons, Reliant Energy prays that the Commission grant this Motion for Rehearing and delete Finding of Fact No. 33 from the Order on Rehearing. Reliant Energy further prays for any other relief to which it may be entitled.




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                                                   Respectfully submitted,



                                                   -----------------------------
THOMAS B. HUDSON, JR.                              SCOTT E. ROZZELL
State Bar No. 10168500                             Executive Vice President and
RON H. MOSS                                          General Counsel
State Bar No. 14591025                               State Bar No. 17359800
Graves, Dougherty, Hearon & Moody
515 Congress Ave., Ste. 2300                       GEORGE W. SCHALLES, III
Austin, Texas  78701                               Managing Attorney
(512) 480-5600                                     Regulatory Law
(512) 478-1976 (facsimile)                         State Bar No. 17725500
                                                   P. O. Box 61867
                                                   Houston, Texas  77208
                                                   (713) 207-1502
PAUL E. PFEFFER                                    (713) 207-0141 (facsimile)
State Bar No. 24013322
Baker Botts L.L.P.
 910 Louisiana Street
(713) 229-1835
(713) 229-1522 (facsimile)





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                             CERTIFICATE OF SERVICE
                           SOAH Docket No. 473-00-0500
                              PUC Docket No. 21956

         I hereby certify that a true and correct copy of the foregoing document was served by either hand delivery, electronic mail, overnight delivery or United States first class mail to all parties on this 18th day of June 2001.



                                                      -------------------------
                                                      Ron H. Moss